SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2016

 iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)
001-36414		77-0259 335
(Commission File Number)		(I.R.S. Employer Identification No.)

8 Crosby Drive, Bedford, MA		01730
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2016, the Board of Directors of iRobot Corporation (the “Company”) approved an amendment and restatement of the Company’s Amended and Restated By-laws (the “By-laws Amendment”) to, among other things, provide for “proxy access” to the Company’s stockholders. The By-Laws Amendment allows eligible stockholders who, individually or as part of a group, have continuously held 3% of the Company’s outstanding common stock for at least three years to include stockholder-nominated director candidates in the Company’s proxy materials for annual stockholder meetings. The By-laws Amendment also codifies that a Lead Independent Director will be appointed when the Company’s chief executive officer is also its chairman.

The summary of the By-laws Amendment above is qualified in its entirety by the Amended and Restated By-laws filed herewith as Exhibit 3.1 and incorporated herein by reference. In addition, a marked copy of the Amended and Restated By-laws is filed herewith as Exhibit 3.2 to reflect the changes described above.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

3.1         Amended and Restated By-laws of the registrant.

3.2         Amended and Restated By-laws of the registrant, marked to show changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation

March 9, 2016	By: /s/ Glen D. Weinstein
Name: Glen D. Weinstein
Title: Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated By-laws of the registrant.

3.2	Amended and Restated By-laws of the registrant, marked to show changes.